EXH10-34

                             JOINT VENTURE AGREEMENT

This  agreement is made at Islamabad  this 21st day of May 1995, by and between,
Telecom  Foundation,   sector  I-9,  Islamabad   (herinafter  called  TF)  which
expression shall include their successors and assignees of the first part,

and

Techman International Corporation a company incorporated in USA located at 727 Oxford-Sturbridge Road, (Route 20), Charlton, Massachusetts, USA with local office at 74 B Nazimuddin Road, F-8/4, Islamabad hereinafter called as "Techman " (which expression shall include their successors and assignees) as representative of the foreign investors of the second part.

Whereas on the official visit of the Prime Minister of Pakistan to the United States of America, a memorandum of Understanding was signed on April 6th 1995, between Dr. M . Mahmud Awan, Chairman and Chief Executive Officer of Techman International USA and Secretary Communication, Government of Pakistan to explore the possibility of investing in Pakistan for establishing optical fiber industries in association with Telecom Foundation,

NOW IT IS AGREED AS FOLLOWS:

1.       Formation of the company

The parties shall cause to be incorporated in accordance with the laws of Pakistan a limited company (hereinafter referred to as the company) under the title "Fiber Optic Industries Pvt. Ltd." the provisions hereinafter contained so far as the same are applicable to the company shall be observed and performed by the said company.

2. Objectives and constitution

(i) The objective of the company shall be to set up, operate and maintain an industrial unit for the- manufacture and marketing of the optical fiber cable and related systems and accessories, etc. The authorized share capital of the company shall be Rs. 90,000,000 (Rs. Ninety million) divided into 9,000,000 ordinary shares of Rs. 10 each.

(ii)     The articles of association shall provide interalia as follows:

         a.       The registered   office  of  the  company  shall  be  at  74-B
                  Nazimuddin Roads F-8/4 Islamabad.

         b. The board of directors shall comprise of not more than seven directors

         c. The TF shall have the right to appoint two directors. The Techman and its associates shall appoint five directors. The right to appoint such directors shall include the right to remove any director so appointed and appoint any other director as the case may be.

         d. The directors may appoint Alternate Directors. The traveling expense of the directors traveling on the business of the company shall be defrayed by the company, but the directors shall receive no remuneration for their services except any fee approved by the company in accordance with the laws of Pakistan. Should a director be resident outside Pakistan then his traveling expenses to and from Pakistan on the business of the company shall be met by the company, with the consent of the board restricted to two visits per year.

         e. Five directors shall constitute quorum of the board meeting out of which at least one shall from TF.

         f. The articles of association shall contain such other provisions as shall be necessary or desirable to carry out the provisions of this agreement and as may be mutually agreed by the parties hereto.

         g. The majority share holders shall have the right to appoint chief executive of the company and they shall have the right to appoint Chairman of the company.

3.       Capital Subscription

The share capital shall be issued at par as and when required by the company and shall be subscribed by the TF or its subsidiary company in Pak Rupees and by Techman, FiberCore and Royle in US Dollars. Equity participation ratio initially shall be as follows:

         1.       TF                                                   15%
         2.       Foreign investors                                    85%

         i)       Techman Intentional
                  727 Oxford-Sturbridge Road,                          40%
                  Route 20, Charlton, Mass
         ii)      FiberCore, Inc.                                      30%
                  174 Charlton Road,
                  Sturbridge, Mass.  01566
         iii)     Royle Systems Group                                  15%
                  1000 Cannonball Road,
                  Pompton Lakes, NJ 07442.

4.       Foreign Investment Protection

The investment of foreign capital shall be protected and governed by the provisions of "the Foreign Private Investment" (Promotion and protection ) Act 1976 as amended from time to time.

5.       Telecom Foundation's Contribution/Project location

The optical fiber and cable factory shall be located at land presently owned by the TF in sector H-8, Islamabad which will be transferred to the new company Fiber Optic Industries (Pvt.) Ltd. at the time of the registration of the new company. TF's share of the equity shall be reserved at 15% of the total. The price of the land shall be adjusted against the equity of the TF and if required TF shall contribute further cash upto US Dollars 600,000 to reach its share of the equity in Pakistan Rupees.

6.       Managerial participation by Telecom Foundation

I). TF shall have shared management role in the establishment and operation of the company. For this purpose TF shall provide their qualified staff and managerial personnel.

ii). All necessary Federal Government, provincial Government Corporations and local bodies approval sanctions, licenses and authorizations shall be obtained by all the parties by concerted efforts.

7.       Information to be supplied by Techman

Techman shall provide all the necessary information pertaining to the project.

8.       Training of Personnel

Techman and its affiliates shall provide the requisite training to the company's technicians and other employees.

9.       Supply of equipment, Components and parts to the company

i) The company shall buy plant, machinery, equipment and raw material from Techman and its associate companies for the establishment of optical fiber industries at prices matching competitive international prices.

ii) Selling prices of the product manufactured by the company shall be fixed by the company and shall not be lower than the cost of production.

iii) The company shall have the right to export its products to other parts of the world.

10.      Book of Accounts


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The  company  shall keep  proper  books of  accounts  and  appoint  auditors  in accordance with the laws of Pakistan and the books shall be open for inspection by the parties.

11.      Incorporation of the company/license fee

The parties to this agreement shall get the company incorporated and all charges pertaining to incorporation, stamp duty, registration fee etc. shall be borne by the new company under formation.

12.      Arbitration

If any difference or dispute arising out of this Agreement is not amicably settled by the parties hereto, the same shall be referred to arbitration of three arbitrators. One of the arbitrators shall be appointed by TF and the other by Techman and the third arbitrator, acting as chairman shall be appointed by the first two arbitrators by mutual agreement. The decision of the arbitrators shall be final-and binding upon the parties. The arbitration proceedings can be governed by the Arbitration Act, 1940 of Pakistan and the rules made thereunder. The arbitration can be held at Islamabad Pakistan, or an international site through mutual agreement.

13.      Governing Law

This agreement shall be governed by the laws of Pakistan for all activities in Pakistan and by the laws of the USA for all activities in the USA. This agreement recognizes the jurisdiction of the US courts regarding the American Corporate investment in the USA.

14.      Changes to the Agreement

Changes to the agreement may be mad by mutual consent of the parties in writing. Such changes shall have the same validity as this agreement.

15.      Period of Agreement

This agreement shall be effective for a period of ten years w.e.f. the date hereof. However this period can be extended by mutual consent.

16.      Public Offering

The parties agree to an early public offering of the shares so that the company shares can be traded at Pakistan and international stock exchanges.

17.      Failing to meet obligations

If the parties fail to perform their obligations under this agreement for a period of 12 months from the date of this agreement, this agreement shall be deemed terminated.

18.      Notices

All notices shall be deemed to have been properly given if sent by registered mail or through courier on the addresses given below:

TF:               Plot no. 190, Sector I/9, Islamabad.
Techman:          Techman Center, B727, Charlton, Mass. 01508, USA.

In witness whereof the parties have set their hands the day and year first above written.

Telecom Foundation                            Techman  International
                                              For self and foreign investors.
Name: __________________________              Name:_________________________
         (M.A.A. CHOWDHRI)                    Position:  Chairman/CEO
Position:  General Manage (Cowap)
             Telecom Foundation
             Sactor 1-9/2 Islamabad


Witness 1._____________________________       Witness 2.______________________

Name:__________________________________       Name:___________________________

                          THE COMPANIES ORDINANCE, 1984



                            COMPANY LIMITED BY SHARES



                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                             FIBRE OPTIC INDUSTRIES
                                (PRIVATE) LIMITED

                          THE COMPANIES ORDINANCE, 1984
                           (Company Limited by Shares)

                            MEMORANDUM OF ASSOCIATION
                                       OF

                    FIBRE OPTIC INDUSTRIES (PRIVATE) LIMITED


I.       The name of the company is FIBRE OPTIC INDUSTRIES (PRIVATE) LIMITED.

II. The registered office of the Company will be situated in Islamabad Capital Territory.

III. The objects described at S.No. 1 to 6 hereunder, for which the company is established, are exclusively to operate its industrial undertaking anywhere in Pakistan while other objects are incidental to the main objects:

         1. To manufacture optical fibre, Optical fiber cables, metallic telecommunication cables, fibre optic systems, multi-mode optical preforms, and multi-mode optical fibres;

         2. To manufacture telecommunications products including advanced digital switches, network controllers, multiplexers, telephone exchanges, and transceivers;

         3.       To  manufacture  advanced  electronic  products  and  systems,
                  electrical  equipment,   power  relays,  controls,   telephone
                  relays, and telecom accessories;

         4. To manufacture fibre optic sensors, cable monitoring and fault locating systems, and other industrially engineered products and systems;

         5. To manufacture, market, sub contract, and distribute nationally, regionally, and internationally all fibre optics based manufactured goods and primary systems, optical and ophthalmic products, precision optics, optical processors, and high speed computers;

         6. To export and market world wide proprietary and general use consumer and industrial products based on conventional and proprietary technologies harnessed by the Company.

         7. To carry on the business of, or to act as Consultants, Advisors and agents with regard to, or any other manner deal with Engineering Management, Designing, Fabrication. erection, installation and any other engineering work of any kind whatsoever in Pakistan and any where in the world.

         8. To act as general order suppliers and commission agents, and trade in as general merchants, wholesalers, retailers, dealers, distributors, stockists, agents, sub-agents in any goods or products.

         9. To plan, design, execute, carry out, equip, improve, work, develop, administer, manage control works and conveniences of all kinds, whether for any Government, public body, local authority, company or individuals.

         10. To carry on the business of contractors to the state, Government, Authority, Local Municipal, District Board or other individuals, persons, corporations, and to supply goods of all kinds.

         11. To carry on the business of Avionics, and Aerospace, Defence Electronics, Construction equipment, Custom molded plastics, Chemicals coatings & resins, Cable products, Diagnostic instruments, Diamond blades & cutting wheels, Disposable safety and protective products, Electronic computing equipment & Peripherals, Fibre optic systems. Fibre glass, Television and space monitoring equipment, industrial pumps, valves compresses; Injection molded products, Industrial microscopes, Laboratory equipment Leisure products including electronic games Machine tools, Micro processors & Minicomputers, Optical instruments, oscilloscopes, optical laboratories, Robotics, Remote Inspection devices, Telecommunication products and Aerospace systems.

         12. To construct, establish and run factories, offices, workshop, and laboratories for the manufacture or production of raw materials, apparatus, machinery and things used in any business or merchandise within the scope of. the Company.

         13. To carry on the business of proprietors, managers, controllers, owners and occupiers of various kinds of mills, factories and works such as electronics labs, ginning and pressing mills, soap, flour, rice and starch mills, ice factories, match factories, paint varnish factories, leather factories, oil and vegetable mills, sugar mills, plastic mills, hydraulic works and to establish cottage industries and research institutes.

         14. To establish and constitute agencies, shops, stores, depots, branches of the Company in Pakistan or any part of the world.

         15. To purchase, construct, maintain, take on lease or in exchange, let or otherwise acquire any interest in any movable or immovable property in connection with business of the Company, to pay for any property or rights acquired by the Company, either in cash or fully paid up shares or by the issue of securities, partly in one mode and partly in another and generally on such terms as may be determined.

         16. To purchase or otherwise acquire and undertake all or any part of the business, good will, property, assets and liabilities of any person or corporation carrying on any business which the Company is authorized to carry on.

         17. To pay all or any costs charges and expenses preliminary and incidental to the Company.

         18. To promote any other Company for the purpose of acquiring all or any of the property of the Company or advancing directly or indirectly the objects or interest thereof and to take or otherwise acquire and hold shares in any such company.

         19. To take or otherwise acquire and hold shares in any other company having object altogether or in part similar to these of this Company but not to indulge in the business of an investment company.

         20. To enter into partnership or into any arrangement for sharing profits, union of interests operation, joint venture, reciprocal concessions or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transactions which this Company is authorized to carry on.

         21. To amalgamate with any person or company carrying on business similar to that of this company whether by sale or purchase (for fully paid shares or cash) of the undertaking subject to the liabilities of this or any such other company as aforesaid with or without winding up or by purchase of all the shares or securities of any such other company or in any other lawful manner.

         22. To sell or dispose of the undertakings of the Company or any part thereof in such manner and for such consideration ,as the company may think fit and in particular for shares, debenture-stocks or securities of any other Company, whether promoted by this Company for the purpose or otherwise and to improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company.

         23. To open Company's banking accounts and to borrow from banks, draw, accept, make, endorse, discount, execute, and issue cheques, promissory notes, bill of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments in connection with the business of the company.

         24. To grant pensions, allowances, gratuities and bonuses to employees or ex-employees of the Company or the dependents of such persons and to support or subscribe to any charitable or other institutions, clubs, societies, funds or objects for the welfare of the employees of the company.

         25. To adopt such means of making known the business and products of the Company as may seem expedient and in particular by advertisement in press, by circular, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

         26. To apply for, purchase or otherwise acquire patents, concessions, trade marks, licenses, inventions, goodwill and any other rights and privileges for the purpose of Company's business and to work any scheme for their development and exploitation.

         27. To do all or any of the above things in any part of the world and either as principals, agents or trustees and either alone or in conjunction with others and by or through agents subcontractors or trustees.

         28. To do all things as are incidental or that the Company may think conductive to the attainment of the above objects or any of them.

         29. It is further declared that notwithstanding anything contained in the foregoing objects clauses of this Memorandum nothing therein shall construe any power upon the company to undertake or indulge in Banking business directly or indirectly business of investment or insurance company or the managing agency business or any unlawful operations as restricted under law.

IV.      The liability of the members is limited.

V. The authorized share Capital of the Company is Rs. 90,000,000/- (Ninety Million) divided into 9,000,000 ordinary shares of Rs. 10/- each, with power to increase and reduce the Capital of the Company and to divide the shares into several classes subject to any permission required under the law.

================================================================================
We the several persons, whose names and addresses are subscribed as under are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names:
================================================================================

-------- ----------------------------------- ------------------------------------ -------------- ----------------
Sr. No.            Name & Surname                    Father's/Husband's            Nationality     Occupation
                                                        Name in full               with former
                                                                                   Nationality
-------- ----------------------------------- ------------------------------------ -------------- ----------------
  1.     Dr. Muhammad Mahmood Awan           S/o Malik Ghulam Ali Awan              Pakistani     Industrialist
-------- ----------------------------------- ------------------------------------ -------------- ----------------
  2.     Ch. Masood Ahmed                    S/o Ch. Barkat Ali Shamim              Pakistani       Chairman
                                                                                                     Telecom
                                                                                                   Foundation
-------- ----------------------------------- ------------------------------------ -------------- ----------------
  3.     Mr. Mueen Sadiq Malik               S/o Mr. Mohammad Sadiq Malik           Pakistani       Executive

-------- ----------------------------------- ------------------------------------ -------------- ----------------
  4.     Dr. Mohammadd Afzal Aslami          S/o M.K. Aslami                        American            "

-------- ----------------------------------- ------------------------------------ -------------- ----------------
  5.     Mr. Jack Ramsey                     S/o Mr. John Ramsey                    American            "


-------- ----------------------------------- ------------------------------------ -------------- ----------------
  6.     Mr. Hedayat Amin-Arsala             S/o A.H. Arsala                         Afghan             "


-------- ----------------------------------- ------------------------------------ -------------- ----------------
  7.     Mr. Charles DeLuca                  S/o Mr. C. A. DeLuca                   American            "

-------- ----------------------------------- ------------------------------------ -------------- ----------------

-------- -----------------------------------  --------------------------- --------------- ------------

Sr. No.            Name & Surname               Residential Address in    No. of shares    Signature
                                                         full             taken by each
                                                                            subscriber
-------- -----------------------------------  --------------------------- --------------- ------------
  1.     Dr. Muhammad Mahmood Awan            455 - Shadman Lahore.            One            /s/
-------- -----------------------------------  --------------------------- --------------- ------------
  2.     Ch. Masood Ahmed                     H. No. 7, Khayaban-e-            One
                                              Jauhar I-8/3, Islamabad.

-------- -----------------------------------  --------------------------- --------------- ------------
  3.     Mr. Mueen Sadiq Malik                H. No. 47, St. No. 2,            One
                                              G-9/3, Islamabad.
-------- -----------------------------------  --------------------------- --------------- ------------
  4.     Dr. Mohammadd Afzal Aslami           7 Laurel Hill Road.              One            /s/
                                              Sturbridge, MA  01566
-------- -----------------------------------  --------------------------- --------------- ------------
  5.     Mr. Jack Ramsey                      1000 Cannon-ball Rd.             One
                                              Pompton Lakes, NJ  07442
                                              201-839-7327
-------- -----------------------------------  --------------------------- --------------- ------------
  6.     Mr. Hedayat Amin-Arsala              3723 Morrison St. N.W.           One
                                              Washington, D.C. 20015
                                              1-202-966-1040
-------- -----------------------------------  --------------------------- --------------- ------------
  7.     Mr. Charles DeLuca                   261 Foster St.                   One            /s/
                                              S. Windsor, CT  06074
-------- -----------------------------------  --------------------------- --------------- ------------
                                                                              Seven
                                              Total:
-------- -----------------------------------  --------------------------- --------------- ------------

Witness to above signatures.        Dated the _______________day of _____________1995.

         Full Name               Father's Name                Occupation                Nationality                Full Address

